EXHIBIT 99.1
Press Release

Clean Harbors Announces First-Quarter 2025 Financial Results

•Delivers Revenue Increase of 4% to $1.43 Billion with Growth in Both Operating Segments
•Reports Successful Q1 Performance of Kimball Incinerator
•Generates Q1 Net Income of $58.7 Million, or EPS of $1.09
•Achieves Q1 Adjusted EBITDA of $234.9 Million
•Confirms Full-Year 2025 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – April 30, 2025 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the first quarter ended March 31, 2025.

“We began 2025 with a solid, first-quarter performance as our Environmental Services (ES) segment closed Q1 with a strong March helping to overcome unfavorable weather impacts early in the quarter and results in our Safety-Kleen Sustainability Solutions (SKSS) segment exceeded our expectations,” said Mike Battles, Co-Chief Executive Officer. “Demand trends for our disposal and recycling assets were very strong in the quarter. In addition, we posted the best quarterly safety results in our history, registering a Total Recordable Incident Rate (TRIR) of 0.46. Our employees have done a great job continuing to embrace our safety culture and our ‘Safety Starts with Me’ philosophy.”

First-Quarter 2025 Results
Revenues grew 4% to $1.43 billion, compared with $1.38 billion in the same period of 2024. Income from operations was $111.6 million, compared with $125.5 million in the first quarter of 2024 due to higher depreciation and amortization resulting from acquisitions and the new Kimball incinerator.

Net income was $58.7 million, or $1.09 per diluted share, compared with $69.8 million, or $1.29 per diluted share, for the same period in 2024.

Adjusted EBITDA (see description and reconciliation below) was $234.9 million, compared with $230.1 million in the same period of 2024.

Q1 2025 Segment Review
“Despite unfavorable weather early in the quarter that disrupted multiple businesses, our ES segment achieved 4% growth in Adjusted EBITDA and 3% growth in revenue,” said Eric Gerstenberg, Co-Chief Executive Officer. “Top-line growth in the segment was led by our Field Services operations, which increased 32% from the prior-year period, reflecting the HEPACO acquisition. Technical Services revenue grew 5% on strength of
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com volumes and pricing in our network. Incineration utilization, excluding the new Kimball incinerator, was an impressive 88% vs. 79% in the year-ago period. Average incineration price rose more than 5% on a mix-adjusted basis. Safety-Kleen Environmental Services continued its growth trajectory with a 5% revenue increase in the ES segment. The growth in those businesses more than offset a downturn in our Industrial Services business, which declined 10% as some refinery customers continued to delay spending and maintenance compared to the prior-year period.”

“Results in our SKSS segment reflected our efforts to combat the ongoing weak demand and pricing environment in the U.S. base oil and lubricants market by reducing our used oil collection costs. We increased customer charges for collection services, while continuing to gather the volumes needed for our production goals,” said Battles. “Segment revenues increased 9% on greater volumes sold, reflecting our 2024 acquisition of Noble Oil and the shift to higher charge-for-oil (CFO) pricing. These factors, combined with cost-cutting efforts, helped offset a softer commodity price environment year over year, resulting in higher-than-anticipated profitability in SKSS.”

Business Outlook and Financial Guidance
“As we look ahead, we remain optimistic about our overall prospects for 2025,” Gerstenberg said. “While we achieved Q1 results ahead of our initial guidance, we recognize that we are operating in a period of uncertainty regarding U.S. policies on trade and tariffs, and the larger implications for the overall economy. We have taken steps around pricing to offset the additional costs we anticipate from tariffs and have not seen a reduction in demand for our core services. As a result, we are maintaining our Adjusted EBITDA and adjusted free cash flow guidance.”

Battles concluded, “Our confidence in hitting our targets stems from the array of tailwinds we see that should drive our business this year and beyond, including demand for disposal and other services, the ramp-up of our new Kimball incinerator, the expansion of our Field Services business through HEPACO, the emerging PFAS market opportunity and our current pipeline of remediation and waste projects. For SKSS, our focus will remain on actively managing our collection costs and overall expenses, while advancing initiatives like our Castrol partnership and Group III production.”

In the second quarter of 2025, Clean Harbors expects Adjusted EBITDA to grow 1-3% compared with the prior year, with 3-5% growth in the ES segment and lower expense in the Corporate segment more than offsetting an expected year-over-year decline in SKSS. For full-year 2025, Clean Harbors is reiterating its prior guidance and continues to expect:
•Adjusted EBITDA in the range of $1.15 billion to $1.21 billion, or a midpoint of $1.18 billion, which represents 6% growth year over year. This Adjusted EBITDA range is based on anticipated GAAP net income in the range of $377 million to $428 million.
•Adjusted free cash flow in the range of $430 million to $490 million, or a midpoint of $460 million, which represents a nearly 30% increase from prior year. This range is based on anticipated net cash from operating activities in the range of $775 million to $865 million.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors because the Company’s management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA as described in the following reconciliation showing the differences between reported GAAP net income and Adjusted EBITDA (in thousands, except percentages):

	Three Months Ended
	March 31, 2025	March 31, 2024
Net income	$58,680	$69,832
Accretion of environmental liabilities	3,620	3,217
Stock-based compensation	7,635	6,338
Depreciation and amortization	111,980	95,065
Other expense, net	932	1,141
Interest expense, net of interest income	36,077	28,539
Provision for income taxes	15,930	25,963
Adjusted EBITDA	$234,854	$230,095
Adjusted EBITDA Margin	16.4%	16.7%
Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, a non-GAAP measure, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. When necessary, the Company adjusts for the cash impact of items derived from non-operating activities. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

An itemized reconciliation between reported GAAP net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	Three Months Ended
	March 31, 2025	March 31, 2024

Net cash from operating activities	$1,605	$18,549
Additions to property, plant and equipment	(118,695)	(137,913)
Proceeds from sale and disposal of fixed assets	1,343	1,008
Adjusted free cash flow	$(115,747)	$(118,356)
Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2025
Projected GAAP net income	$377	to	$428
Adjustments:
Accretion of environmental liabilities	15	to	14
Stock-based compensation	28	to	31
Depreciation and amortization	450	to	440
Interest expense, net	146	to	141
Provision for income taxes	134	to	156
Projected Adjusted EBITDA	$1,150	to	$1,210
Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected GAAP net cash from operating activities and projected adjusted free cash flow is as follows (in millions). The Company excludes significant one-time growth investments, which the Company expects to realize future long-term benefits from, as they are not indicative of free cash flow generation for the current period.

	For the Year Ending December 31, 2025
Projected net cash from operating activities	$775	to	$865
Additions to property, plant and equipment	(370)	to	(400)
Cash investment in Phoenix Hub	15	to	15
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$430	to	$490
Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “will,” “should,” “estimates,” “projects,” “may,” “likely,” “potential,” “outlook” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s future financial and operating results, plans, strategy, objectives and goals, cost management initiatives, pricing and productivity initiatives, contingent liabilities, liquidity, business and market conditions, trends, customer demand, acquisitions, growth opportunities, expectations, challenges and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of the date of this press release only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Revenues	$1,431,950	$1,376,695
Cost of revenues (exclusive of items shown separately below)	1,021,884	971,070
Selling, general and administrative expenses	182,847	181,868
Accretion of environmental liabilities	3,620	3,217
Depreciation and amortization	111,980	95,065
Income from operations	111,619	125,475
Other expense, net	(932)	(1,141)
Interest expense, net	(36,077)	(28,539)
Income before provision for income taxes	74,610	95,795
Provision for income taxes	15,930	25,963
Net income	$58,680	$69,832
Earnings per share:
Basic	$1.09	$1.29
Diluted	$1.09	$1.29
Shares used to compute earnings per share - Basic	53,759	53,930
Shares used to compute earnings per share - Diluted	53,993	54,213

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2025	December 31, 2024
Current assets:	(unaudited)
Cash and cash equivalents	$489,417	$687,192
Short-term marketable securities	105,895	102,634
Accounts receivable, net	1,077,510	1,015,357
Unbilled accounts receivable	171,089	162,215
Inventories and supplies	376,024	384,657
Prepaid expenses and other current assets	90,747	81,741
Total current assets	2,310,682	2,433,796
Property, plant and equipment, net	2,463,620	2,447,941
Other assets:
Operating lease right-of-use assets	247,414	250,853
Goodwill	1,477,307	1,477,199
Permits and other intangibles, net	688,957	701,987
Other long-term assets	58,407	65,502
Total other assets	2,472,085	2,495,541
Total assets	$7,246,387	$7,377,278

Current liabilities:
Current portion of long-term debt	$15,102	$15,102
Accounts payable	443,654	487,286
Deferred revenue	96,171	88,545
Accrued expenses and other current liabilities	325,759	419,445
Current portion of closure, post-closure and remedial liabilities	23,792	20,625
Current portion of operating lease liabilities	71,865	71,663
Total current liabilities	976,343	1,102,666
Other liabilities:
Closure and post-closure liabilities, less current portion	121,221	119,484
Remedial liabilities, less current portion	89,031	101,424
Long-term debt, less current portion	2,768,815	2,771,117
Operating lease liabilities, less current portion	179,454	182,883
Deferred tax liabilities	360,404	363,623
Other long-term liabilities	179,895	162,552
Total other liabilities	3,698,820	3,701,083
Total stockholders’ equity, net	2,571,224	2,573,529
Total liabilities and stockholders’ equity	$7,246,387	$7,377,278
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net income	$58,680	$69,832
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	111,980	95,065
Allowance for doubtful accounts	2,825	1,728
Amortization of deferred financing costs and debt discount	1,666	1,329
Accretion of environmental liabilities	3,620	3,217
Changes in environmental liability estimates	(9,863)	917
Deferred income taxes	—	(88)
Other expense, net	932	1,141
Stock-based compensation	7,635	6,338
Environmental expenditures	(2,591)	(4,729)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(74,576)	(44,383)
Inventories and supplies	8,670	(13,572)
Other current and long-term assets	(6,983)	(25,918)
Accounts payable	(10,989)	(17,358)
Other current and long-term liabilities	(89,401)	(54,970)
Net cash from operating activities	1,605	18,549
Cash flows used in investing activities:
Additions to property, plant and equipment	(118,695)	(137,913)
Proceeds from sale and disposal of fixed assets	1,343	1,008
Acquisitions, net of cash acquired	—	(475,306)
Proceeds from sale of business	—	750
Additions to intangible assets including costs to obtain or renew permits	(248)	(534)
Purchases of available-for-sale securities	(24,186)	(31,228)
Proceeds from sale of available-for-sale securities	21,456	33,350
Net cash used in investing activities	(120,330)	(609,873)
Cash flows (used in) from financing activities:
Change in uncashed checks	(1,714)	7,778
Tax payments related to withholdings on vested restricted stock	(8,688)	(3,052)
Repurchases of common stock	(55,000)	(5,000)
Deferred financing costs paid	—	(4,641)
Payments on finance leases	(10,081)	(4,665)
Principal payments on debt	(3,776)	(3,776)
Proceeds from issuance of debt, net of discount	—	499,375
Net cash (used in) from financing activities	(79,259)	486,019
Effect of exchange rate change on cash	209	(1,568)
Decrease in cash and cash equivalents	(197,775)	(106,873)
Cash and cash equivalents, beginning of period	687,192	444,698
Cash and cash equivalents, end of period	$489,417	$337,825

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$56,671	$51,243
Income taxes paid, net of refunds	9,280	8,020
Non-cash investing activities:
Property, plant and equipment accrued	12,462	28,266
ROU assets obtained in exchange for operating lease liabilities	15,638	23,101
ROU assets obtained in exchange for finance lease liabilities	27,181	14,519

Supplemental Segment Data (in thousands)

	Three Months Ended
Revenue	March 31, 2025			March 31, 2024
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$1,207,038	$2,075	$1,209,113	$1,161,279	$11,231	$1,172,510
Safety-Kleen Sustainability Solutions	224,815	(2,075)	222,740	215,314	(11,231)	204,083
Corporate	97	—	97	102	—	102
Total	$1,431,950	$—	$1,431,950	$1,376,695	$—	$1,376,695

	Three Months Ended
Adjusted EBITDA	March 31, 2025	March 31, 2024
Environmental Services	$274,591	$264,475
Safety-Kleen Sustainability Solutions	28,252	29,700
Corporate	(67,989)	(64,080)
Total	$234,854	$230,095

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com